Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569

                       Prospectus Supplement

           The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Security-holders" table in the Prospectus Supplement dated February 25, 1998:

                                                 Principal Amount
                                                  of Registered
                  Selling Holders                     Notes
-----------------------------------------------  ----------------
Donaldson, Lufkin & Jenrette Securities Corp...    $   20,000
Franklin Asset Allocation Fund.................     1,000,000
Julius Baer Securities.........................       800,000
The Travelers Indemnity Company................     2,917,000
The Travelers Insurance Company................     1,875,000
The Travelers Insurance Company Separate
  Account TLAC.................................       208,000
-----------------------------------------------  ----------------
Total of Above.................................    $6,820,000
                                                 ================


           The "Selling Securityholder" table in the Prospectus, as supplemented, is amended so that the principal amount of registered Notes held by Goldman, Sachs & Co. is decreased from $1,019,000 to $269,000.






       This Prospectus Supplement is dated October 9, 1998.